UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

XENO TRANSPLANTS CORPORATION
(Exact name of registrant as specified in its charter)

000-51698
(Commission File Number)

Nevada	98-0335119
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1066 West Hastings Street, Suite 2610, Vancouver, BC, Canada V6E 3X2
(Address of principal executive offices, including Zip Code)

(604) 684-4691
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement

On September 20, 2007, Xeno Transplants Corporation (“Xeno”) entered into a binding letter of intent (the “LOI”) with CrossCart, Inc. (“CrossCart”), pursuant to which Xeno proposes to acquire all of the issued and outstanding shares of capital stock of CrossCart in a share exchange (the “Acquisition”). CrossCart is a privately-held California corporation that has developed and patented a technology intended to make animal tissues usable for human applications. Pursuant to the LOI, Xeno will issue a total of 22 million shares of Xeno common stock to CrossCart stockholders upon exchange and surrender of such stockholders’ shares in CrossCart. The Acquisition is subject to approval by the board of directors of Xeno and CrossCart and the stockholders of CrossCart, and execution of a definitive acquisition agreement between the parties.

The LOI provides for the following additional terms of the Acquisition:

  All outstanding CrossCart options will be converted into Xeno options;

  Kevin R. Stone, President of CrossCart, will negotiate terms of a voting trust in combination with Elliot Lebowitz, Xeno’s President and Chief Executive Officer, Pensbreigh Holdings Ltd., a current stockholder of Xeno, and Valor Invest Ltd., a current stockholder of Xeno, whereby the shares held by such individuals and entities will be voted together in respect of certain material transactions and events;

  CrossCart stockholders will have the right to nominate two directors to the Xeno board of directors, one of which will be Kevin R. Stone; and

  The closing of the Acquisition is set to occur on or before November 30, 2007.

The closing of the Acquisition is subject to certain additional conditions, including, but not limited to:

  Completion of each party’s due diligence of the other party;

  The absence of any material deterioration of the business or prospects of either party’s business;

  Payment of $250,000 by Xeno to CrossCart, on or before October 30, 2007, which deposit is non-refundable and will be converted into an investment in CrossCart by Xeno in the event the Acquisition does not close; and

  A further contribution of $2.25 million in operating capital provided by Xeno to CrossCart on or before the closing date of the Acquisition.

Pursuant to the LOI, CrossCart has agreed that, unless negotiations concerning the Acquisition are terminated, CrossCart will not directly or indirectly solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal from any other person relating to a possible acquisition of CrossCart, acquisition or sale of all or substantially all of the stock or the assets or business thereof with any other party or provide any information to any other party in connection with any such possible sale or disclose any information where the other party has reason to believe that such information may be utilized to evaluate a possible sale or other transfer of the assets or business of CrossCart

The LOI will automatically terminate if execution of a definitive acquisition agreement between the parties has not occurred by November 15, 2007, unless such deadline is extended in writing by the parties.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by the provisions of the LOI itself, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. On September 26, 2007, Xeno issued a press release reporting the execution of the LOI. The press release is furnished as Exhibit 99.1 and is attached hereto.

On September 24, 2007, Xeno (formerly Icon Development, Inc.) and American Xeno, Inc. (“AXI”) executed the Fifth Amendment to the Agreement and Plan of Merger dated as of September 24, 2007 (the “Fifth Amendment”), to amend the Agreement and Plan of Merger dated April 24, 2007 (the “Agreement”), by and among Icon Development, Inc., Icon Acquisition Corporation (“Merger Sub”), AXI, and the stockholders of AXI, which set forth the terms and conditions pursuant to which Merger Sub was merged with and into AXI (the “Merger”). The Agreement was previously amended by the First Amendment to the Agreement, effective May 1, 2007, as reported on Xeno’s Current Report on Form 8-K filed May 9, 2007, by the Second Amendment to the Agreement, effective May 29, 2007, as reported on Xeno’s Current Report on Form 8-K filed May 30, 2007, by the Third Amendment to the Agreement, effective June 14, 2007, as reported on Xeno’s Current Report on Form 8-K filed June 19, 2007, and by the Fourth Amendment to the Agreement effective July 30, 2007, as reported on Xeno’s Current Report on Form 8-K filed August 3, 2007.

The Fifth Amendment alters the terms of the warrants attached to the private placement of units whereby each unit will include one full warrant to purchase one share of common stock at a price of $1.00, exercisable for two years from the date of closing the private placement. The units formerly included one-half warrant to purchase one share of common stock at a price of $2.00, exercisable for 18 months from the date of closing the private placement. The Fifth Amendment also extends the closing date of Xeno’s offering of units to on or before December 31, 2007.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by the provisions of the Fifth Amendment itself, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

 (d)        Exhibits

2.1

Fifth Amendment dated as of September 24, 2007 to the Agreement and Plan of Merger dated as of April 24, 2007 by and among Icon Development, Inc., Icon Acquisition Corporation, American Xeno, Inc. and the stockholders of American Xeno, Inc.

10.1	Binding Letter of Intent, dated September 19, 2007, between Xeno Transplants Corporation and CrossCart, Inc.

99.1	Press release dated September 26, 2007

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K that are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by the use of words such as “seek,” “anticipate,” “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions. Forward-looking statements in this Form 8-K include, but are not limited to, the acquisition of, and the anticipated terms of such acquisition of, CrossCart and the contemplated private placements of units. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Xeno to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among other things, the ability of Xeno and CrossCart to agree to a definitive acquisition agreement, the need to satisfy the conditions to closing of such definitive acquisition agreement and the private placements of units, the need to satisfy the regulatory and legal requirements with respect to the acquisition of CrossCart and private placements of units, the need to obtain sufficient capital or a strategic business arrangement to fund Xeno’s business goals and objectives, and other risk factors discussed in Xeno’s periodic filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENO TRANSPLANTS CORPORATION

Date: September 26, 2007	/s/ Wayne Smith
Wayne Smith
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1

Fifth Amendment dated as of September 24, 2007 to the Agreement and Plan of Merger dated as of April 24, 2007 by and among Icon Development, Inc., Icon Acquisition Corporation, American Xeno, Inc. and the stockholders of American Xeno, Inc.

10.1	Binding Letter of Intent, dated September 19, 2007, between Xeno Transplants Corporation and CrossCart, Inc.

99.1	Press release dated September 26, 2007